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                                 EXHIBIT 10.13

                     AMENDED & RESTATED SERVICES AGREEMENT
                     -------------------------------------

THIS AMENDED AND RESTATED SERVICES AGREEMENT ("Agreement") is entered into this 5th day of May, 1999 by and between Sizzler International, Inc., with principal offices at 6101 West Centinela Avenue, hereinafter called "Sizzler" and Charles
F. Smith, hereinafter called "Smith".

WHEREAS, Smith presently is a Director of Sizzler; and

WHEREAS, Smith has been providing services to Sizzler with regard to various possible business asset dispositions and/or financings, which are in addition to his responsibilities as Director; and

WHEREAS, Sizzler desires to compensate Smith for the additional services he is providing with respect to the possible business asset dispositions and/or financings noted above;

NOW THEREFORE, it is agreed as follows:

1. Smith will perform such services with regard to possible business asset dispositions and refinancings as are mutually agreed upon by Sizzler and Smith.

2. Sizzler will pay Smith the sum of $2,000 per day that Smith provides such services during the term of the Agreement. The days in which Smith shall work shall be mutually agreed upon between the parties. Sizzler will pay Smith monthly within seven (7) days of receipt of an invoice.

3. Sizzler will reimburse Smith for all reasonable out of pocket expenses incurred at the request of Sizzler, including the cost of meals, hotel and airfare (in accordance with Sizzler travel policy) in connection with the provisions of services under this Agreement.

4. This Agreement contains all of the understandings between the parties with respect to the subject matter herein and can not be amended or modified, except by written agreement of both parties.

5. This Agreement shall commence as of the date written above and continue until canceled by either party with a ten (10) day written notice. At the end of this period, all outstanding charges shall be due and payable as outlined on a closing invoice delivered to Sizzler.

6. The Services Agreement dated May 1, 1999 is amended and restated in its entirety herein.

SIZZLER INTERNATIONAL, INC.


BY: /s/ RYAN S. TONDRO                    /s/ CHARLES F. SMITH
   -------------------                    --------------------
       RYAN S. TONDRO                     CHARLES F. SMITH


DATE:_________________                        DATE:_________________